Exhibit 99.1

                      HILAND REPORTS FOURTH QUARTER RESULTS

    ENID, Okla., Feb. 20 /PRNewswire-FirstCall/ -- The Hiland companies, Hiland Partners, LP (Nasdaq: HLND) and Hiland Holdings GP, LP (Nasdaq: HPGP) today reported results for the fourth quarter of 2006.

    Hiland Partners, LP Financial Results

    Hiland Partners, LP reported quarterly net income for the three months ended December 31, 2006 of $3.6 million compared to net income of $4.1 million for the three months ended December 31, 2005, a decrease of 14%. This decrease is primarily due to additional depreciation expense and interest expense incurred as a result of the acquisition of the Kinta Area gathering assets effective May 1, 2006. Net income per limited partner unit-basic for the fourth quarter of 2006 was $0.30 per unit compared to net income of $0.50 per unit in the corresponding quarter in 2005. Weighted average limited partner units outstanding for the three months ended December 31, 2006 was 9.2 million units compared to 7.6 million units for the three months ended December 31, 2005. EBITDA (EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense) for the three months ended December 31, 2006 was $11.9 million compared to $9.6 million for the three months ended December 31, 2005, an increase of 24%. Total segment margin for the three months ended December 31, 2006 was $18.0 million compared to $12.8 million for the three months ended December 31, 2005, an increase of 41%. The increases in EBITDA and total segment margin are primarily attributable to the inclusion of the results of operations from the acquisition of the Kinta Area gathering assets effective May 1, 2006.

    For the year ended December 31, 2006, Hiland Partners, LP reported net income of $14.7 million compared to net income of $10.3 million for the year ended December 31, 2005, an increase of 42%. Net income per limited partner unit-basic for the year ended December 31, 2006 was $1.37 per unit compared to net income of $1.33 per unit for the year ended December 31, 2005. Weighted average limited partner units outstanding for the year ended December 31, 2006 was 9.0 million units compared to 7.0 million units for the year ended December 31, 2005. EBITDA for the year ended December 31, 2006 was $42.8 million compared to $23.9 million for the year ended December 31, 2005, an increase of 79%. Total segment margin for the year ended December 31, 2006 was $63.5 million compared to $33.5 million for the year ended December 31, 2005, an increase of 89%. The increases are primarily attributable to the inclusion of the results of operations from the assets acquired from Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005, the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005 and the acquisition of the Kinta Area gathering assets effective May 1, 2006. As a result, our results of operations are not comparable on a period-to-period basis.

    "We are pleased with our results for 2006 which resulted in record growth for Hiland Partners," said Randy Moeder, President and Chief Executive Officer. "We look forward to completion in 2007 of growth projects that will provide future long-term growth for the Partnership such as completion of the new Badlands Plant and the development of our Woodford Shale project."

    On January 25, 2007, Hiland Partners, LP announced an increase in its cash distribution for the fourth quarter of 2006. The declared quarterly distributions on Hiland Partners, LP's common and subordinated units increased to $0.7125 per unit (an annualized rate of $2.85 per unit) from $0.70 per unit (an annualized rate of $2.80 per unit) for the third quarter of 2006. This represents a 1.8% increase over the prior quarter and a 14.0% increase over the distribution for the same quarter of the prior year. This distribution was paid on February 14, 2007 to unitholders of record on February 5, 2007.

    Hiland Holdings GP, LP Financial Results

    Hiland Holdings GP, LP reported quarterly net income for the three months ended December 31, 2006 of $1.8 million ($0.08 per limited partner unit-basic) compared to net income of $0.3 million for the three months ended December 31, 2005 (includes its predecessor, Hiland Partners GP, LLC). Hiland Holdings GP, LP commenced operations September 25, 2006 upon successful completion of its initial public offering and the concurrent contribution of certain interests from its predecessor entity and its contributing parties. Net income before minority interest was $3.0 million in the fourth quarter of 2006 compared to $4.1 million in the fourth quarter of 2005.

    Hiland Holdings GP, LP, including its predecessor, Hiland Partners GP, LLC, reported net income of $2.4 million for the year ended December 31, 2006, compared to net income of $0.9 million for the comparable period in 2005. Net income before minority interest was $12.5 million for the year ended December 31, 2006 compared to $10.3 million for the year ended December 31, 2005. Net income for the period from September 25, 2006, inception of operations, to December 31, 2006 was $2.0 million ($0.09 per limited partner unit-basic).

    Hiland Holdings GP, LP's share of distributions, including distributions on its 5,381,471 limited partner units, its two percent general partner interest, and the incentive distributions rights, was approximately $4.7 million for the fourth quarter of 2006. On January 25, 2007, Hiland Holdings GP, LP, announced an increase in its cash distribution for the fourth quarter of 2006. The declared quarterly distributions on the Partnership's units increased to $0.2075 per unit (an annualized rate of $0.83 per unit) from $0.2025 per unit (an annualized rate of $0.81 per unit) for the third quarter of 2006. This represents a 2.5% increase over the prior quarter and a 12.2% increase over the expected initial quarterly cash distribution of $0.74 per unit. The distribution was paid on February 19, 2007 to unitholders of record on February 5, 2007. The previously announced distribution for the third quarter of 2006, prorated for the portion of the quarter Hiland Holdings GP, LP was a public company which equated to $0.0132 per unit, was paid on February 19, 2007 to unitholders of record on February 5, 2007.

    Conference Call Information

    Hiland has scheduled a conference call for 10:00am Central Time, Wednesday, February 21, 2007, to discuss the 2006 fourth quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at http://www.hilandpartners.com , on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures

    This press release and the accompanying schedules include the non- generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About the Hiland Companies

    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of thirteen natural gas gathering systems with approximately 1,844 miles of gathering pipelines, five natural gas processing plants, three natural gas treating facilities and three NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    Hiland Holdings GP, LP owns the two percent general partner interest, a 56.9 percent limited partner interest, and the incentive distribution rights of Hiland Partners, LP.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

                             - tables to follow -

    Other Financial and Operating Data

    Hiland Partners, LP - Results of Operations

    Set forth in the table below is financial and operating data for Hiland Partners, LP and Continental Gas, Inc. (predecessor) for the periods indicated.

                                                     Three Months Ended
                                                         December 31,
                                                ------------------------------
                                                    2006             2005
                                                -------------    -------------
                                                  (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                              $      55,067    $      67,090
Midstream purchases                                    38,228           55,541
                                                -------------    -------------
Midstream segment margin                               16,839           11,549
Compression revenues [A]                                1,204            1,205
                                                -------------    -------------
Total segment margin [B]                        $      18,043    $      12,754
                                                =============    =============
Summary of Operations Data:
Midstream revenues                              $      55,067    $      67,090
Compression revenues                                    1,204            1,205
                                                -------------    -------------
Total revenues                                         56,271           68,295

Midstream purchases (exclusive of items
 shown separately below)                               38,228           55,541
Operations and maintenance                              4,931            2,276
Depreciation, amortization and accretion                6,319            4,188
General and administrative expenses                     1,341              931
                                                -------------    -------------
Total operating costs and expenses                     50,819           62,936
                                                -------------    -------------
Operating income                                        5,452            5,359
Other expense, net                                     (1,876)          (1,220)
                                                -------------    -------------
Net income                                              3,576            4,139

Add:
Depreciation, amortization and accretion                6,319            4,188
Amortization of deferred loan costs                        88              124
Interest expense                                        1,889            1,176
                                                -------------    -------------
EBITDA [C]                                      $      11,872    $       9,627
                                                =============    =============

Non-cash loss on derivative transactions        $          20    $         ---
Non-cash compensation expense                   $         135    $          28

Maintenance capital expenditures                $         722    $         763
Expansion capital expenditures                         13,426            6,856
                                                -------------    -------------
Total capital expenditures                      $      14,148    $       7,619
                                                =============    =============
Operating Data:
Natural gas sales (MMBTU/d)                            73,329           59,122
NGL sales (Bbls/d)                                      3,617            3,163
Natural gas gathered (MMBtu/d) [D]                    123,766              ---

                                                                   Year Ended December 31,
                                                --------------------------------------------------------------
                                                                                     2005
                                                                 ---------------------------------------------
                                                                                  Continental
                                                                     Hiland        Gas, Inc.
                                                                    Partners,    (Predecessor)
                                                     2006            LP [E]           [F]          Total [G]
                                                -------------    -------------   -------------   -------------
                                                 (unaudited)
                                                                        (in thousands)
Total Segment Margin Data:
Midstream revenues                              $     214,867    $     150,571   $      11,813   $     162,384
Midstream purchases                                   156,193          123,342           9,747         133,089
                                                -------------    -------------   -------------   -------------
Midstream segment margin                               58,674           27,229           2,066          29,295
Compression revenues [A]                                4,819            4,217             ---           4,217
                                                -------------    -------------   -------------   -------------
Total segment margin [B]                        $      63,493    $      31,446   $       2,066   $      33,512
                                                =============    =============   =============   =============
Summary of Operations Data:
Midstream revenues                              $     214,867    $     150,571   $      11,813   $     162,384
Compression revenues                                    4,819            4,217             ---           4,217
                                                -------------    -------------   -------------   -------------
Total revenues                                        219,686          154,788          11,813         166,601

Midstream purchases (exclusive
 of items shown separately below)                     156,193          123,342           9,747         133,089
Operations and maintenance                             16,071            6,579             780           7,359
Depreciation, amortization
 and accretion                                         22,130           10,600             512          11,112
General and administrative
 expenses                                               4,994            2,304             166           2,470
                                                -------------    -------------   -------------   -------------
Total operating costs
 and expenses                                         199,388          142,825          11,205         154,030
                                                -------------    -------------   -------------   -------------
Operating income                                       20,298           11,963             608          12,571
Other expense, net                                     (5,616)          (2,119)           (115)         (2,234)
                                                -------------    -------------   -------------   -------------
Net income                                             14,682            9,844             493          10,337

Add:
Depreciation, amortization
 and accretion                                         22,130           10,600             512          11,112
Amortization of deferred
 loan costs                                               407              471              13             484
Interest expense                                        5,532            1,834             108           1,942
                                                -------------    -------------   -------------   -------------
EBITDA [C]                                      $      42,751    $      22,749   $       1,126   $      23,875
                                                =============    =============   =============   =============
Non-cash gain on derivative
 transactions                                   $        (113)   $         ---   $         ---   $         ---
Non-cash compensation expense                   $         473    $          28   $         ---   $          28
Maintenance capital
 expenditures                                   $       3,434            1,988             237           2,225
Expansion capital
 expenditures                                         155,103           72,723             ---          72,723
                                                -------------    -------------   -------------   -------------
Total capital expenditures                      $     158,537    $      74,711   $         237   $      74,948
                                                =============    =============   =============   =============
Operating Data:
Natural gas sales (MMBTU/d)                            66,947           48,509          37,052          47,096
NGL sales (Bbls/d)                                      3,347            2,077           1,206           1,965
Natural gas gathered
 (MMBtu/d) [D]                                         85,540              ---             ---             ---

                                                 December 31,    December 31,
                                                    2006             2005
                                                -------------    -------------
                                                 (unaudited)
                                                        (in thousands)
Balance Sheet Data (at period end):
Property and equipment, at cost, net            $     252,801    $     120,715
Total assets                                    $     343,816    $     193,969
Long-term debt, net of current maturities       $     147,064    $      33,784
Net equity                                      $     167,746    $     138,589

[A] Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

[B]  Reconciliation of total segment margin to operating income:

                                                Three Months Ended December 31,
                                                -------------------------------
                                                    2006              2005
                                                --------------    -------------
                                                   (unaudited, in thousands)
Reconciliation of Total Segment Margin to
  Operating Income
Operating income                                $        5,452   $        5,359
Add:
Operations and maintenance expenses                      4,931            2,276
Depreciation, amortization and accretion                 6,319            4,188
General and administrative expenses                      1,341              931
                                                --------------   --------------
Total segment margin                            $       18,043   $       12,754
                                                ==============   ==============

                                                                   Year Ended December 31,
                                                --------------------------------------------------------------
                                                                                     2005
                                                                 ---------------------------------------------
                                                                                  Continental
                                                                     Hiland        Gas, Inc.
                                                                    Partners,    (Predecessor)
                                                     2006            LP [E]           [F]          Total [G]
                                                -------------    -------------   -------------   -------------
                                                 (unaudited)
                                                                        (in thousands)
Reconciliation of Total
 Segment Margin to
 Operating Income
Operating income                                $      20,298    $      11,963   $         608   $      12,571
Add:
Operations and
 maintenance expenses                                  16,071            6,579             780           7,359
Depreciation, amortization
 and accretion                                         22,130           10,600             512          11,112
General and administrative
 expenses                                               4,994            2,304             166           2,470
                                                -------------    -------------   -------------   -------------
Total segment margin                            $      63,493    $      31,446   $       2,066   $      33,512
                                                =============    =============   =============   =============

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

    [C] We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

    [D] Natural gas gathered for fee (MMBtu/d) represents natural gas volumes gathered associated with the Kinta Area gas gathering assets we acquired on May 1, 2006 in which we do not take title to the gas.

    [E] Amounts presented in the Hiland Partners, LP column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of our initial public offering.

    [F] Amounts presented in the Predecessor column include only the activity of Continental Gas, Inc. for the period prior to the formation of Hiland Partners, LP on February 15, 2005.

    [G] Total income and expense items included in the Consolidated Statements of Operations and our predecessor will be included in our 2006 10-K.

    Hiland Holdings GP, LP - Results of Operations

                                                Three Months Ended December 31,
                                                -------------------------------
                                                                      2005
                                                                 --------------
                                                                    Hiland
                                                                   Partners
                                                                    GP, LLC
                                                    2006         (Predecessor)
                                                --------------   --------------
                                                   (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                              $       55,067   $       67,090
Midstream purchases                                     38,228           55,541
                                                --------------   --------------
Midstream segment margin                                16,839           11,549
Compression revenues [A]                                 1,204            1,205
                                                --------------   --------------
Total segment margin [B]                        $       18,043   $       12,754
                                                ==============   ==============
Summary of Operations Data:
Midstream revenues                              $       55,067   $       67,090
Compression revenues                                     1,204            1,205
                                                --------------   --------------
Total revenues                                          56,271           68,295

Midstream purchases (exclusive of items
 shown separately below)                                38,228           55,541
Operations and maintenance expenses                      4,931            2,276
Depreciation, amortization and accretion                 6,607            4,188
General and administrative                               1,604              951
                                                --------------   --------------
Total operating costs and expenses                      51,370           62,956
                                                --------------   --------------
Operating income                                         4,901            5,339
Other expense, net                                      (1,902)          (1,220)
                                                --------------   --------------
Income before minority interest in
 income of Hiland Partners, LP                           2,999            4,119
                                                --------------   --------------
Minority Interest in income
 of Hiland Partners, LP                                 (1,174)          (3,803)
                                                --------------   --------------
Net income                                      $        1,825   $          316
                                                ==============   ==============

                                                         Year Ended December 31,
                             ----------------------------------------------------------------------------------
                                              2006                                      2005
                             ---------------------------------------    ---------------------------------------
                                             Hiland
                              Hiland        Partners                     Hiland        Continental
                             Holdings        GP, LLC                    Partners,      Gas, Inc.
                              GP, LP      (Predecessor)      Total       GP, LLC     (Predecessor)      Total
                               [C]             [D]            [E]         [F]             [G]            [E]
                             ---------    -------------    ---------    ---------    -------------    ---------
                                           (unaudited)
                                                               (in thousands)
Total Segment Margin Data:
Midstream
 revenues                    $  65,489    $     149,378    $ 214,867    $ 150,571    $      11,813    $ 162,384
Midstream
 purchases                      45,921          110,272      156,193      123,342            9,747      133,089
                             ---------    -------------    ---------    ---------    -------------    ---------
Midstream segment
 margin                         19,568           39,106       58,674       27,229            2,066       29,295
Compression
 revenues [A]                    1,440            3,379        4,819        4,217              ---        4,217
                             ---------    -------------    ---------    ---------    -------------    ---------
Total segment
 margin [B]                  $  21,008    $      42,485    $  63,493    $  31,446    $       2,066    $  33,512
                             =========    =============    =========    =========    =============    =========
Summary of
 Operations Data:
Midstream
 revenues                    $  65,489    $     149,378    $ 214,867    $ 150,571    $      11,813    $ 162,384
Compression
 revenues                        1,440            3,379        4,819        4,217              ---        4,217
                             ---------    -------------    ---------    ---------    -------------    ---------
Total revenues                  66,929          152,757      219,686      154,788           11,813      166,601

Midstream
 purchases
 (exclusive of
 items shown
 separately
 below)                         45,921          110,272      156,193      123,342            9,747      133,089
Operations and
 maintenance                     5,658           10,413       16,071        6,579              780        7,359
Depreciation,
 amortization
 and accretion                   7,661           15,202       22,863       10,600              512       11,112
General and
 administrative
 expenses                        1,857            3,442        5,299        2,376              166        2,542
                             ---------    -------------    ---------    ---------    -------------    ---------
Total operating
 costs and
 expenses                       61,097          139,329      200,426      142,897           11,205      154,102
                             ---------    -------------    ---------    ---------    -------------    ---------
Operating income                 5,832           13,428       19,260       11,891              608       12,499
Other expense,
 net                            (2,149)          (4,583)      (6,732)      (2,119)            (115)      (2,234)
                             ---------    -------------    ---------    ---------    -------------    ---------
Income before
 minority interest
 in income of
 Hiland
 Partners, LP                    3,683            8,845       12,528        9,772              493       10,265
Minority Interest
 in income of
 Hiland
 Partners, LP                   (1,727)          (8,438)     (10,165)      (9,380)             ---       (9,380)
                             ---------    -------------    ---------    ---------    -------------    ---------
Net income                   $   1,956    $         407    $   2,363    $     392    $         493    $     885
                             =========    =============    =========    =========    =============    =========

                                                 December 31,     December 31,
                                                    2006             2005
                                                -------------    --------------
                                                 (unaudited)
                                                        (in thousands)
Balance Sheet Data (at period end):
Property and equipment, at cost, net            $      257,003   $      120,715
Total assets                                    $      355,198   $      194,085
Long-term debt, net of current maturities       $      147,318   $       33,784
Net equity                                      $       41,157   $        2,791

[A] Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

[B]  Reconciliation of total segment margin to operating income:

                                                Three Months Ended December 31,
                                                -------------------------------
                                                                     2005
                                                                 --------------
                                                                    Hiland
                                                                   Partners
                                                                    GP, LLC
                                                      2006       (Predecessor)
                                                --------------   --------------
                                                    (unaudited, in thousands)
Reconciliation of Total Segment Margin
 to Operating Income
Operating income                                $        4,901   $        5,339
Add:
Operations and maintenance expenses                      4,931            2,276
Depreciation, amortization and accretion                 6,607            4,188
General and administrative expenses                      1,604              951
                                                --------------   --------------
Total segment margin                            $       18,043   $       12,754
                                                ==============   ==============

                                                         Year Ended December 31,
                             ----------------------------------------------------------------------------------
                                              2006                                      2005
                             ---------------------------------------    ---------------------------------------
                                             Hiland
                              Hiland        Partners                     Hiland        Continental
                             Holdings        GP, LLC                    Partners,      Gas, Inc.
                              GP, LP      (Predecessor)      Total       GP, LLC     (Predecessor)      Total
                               [C]             [D]            [E]         [F]             [G]            [E]
                             ---------    -------------    ---------    ---------    -------------    ---------
                                           (unaudited)
                                                               (in thousands)
Reconciliation
 of Total Segment
 Margin to
 Operating Income
Operating income             $   5,832    $      13,428    $  19,260    $  11,891    $         608    $  12,499
Add:
Operations and
 maintenance
 expenses                        5,658           10,413       16,071        6,579              780        7,359
Depreciation,
 amortization
 and accretion                   7,661           15,202       22,863       10,600              512       11,112
General and
 administrative
 expenses                        1,857            3,442        5,299        2,376              166        2,542
                             ---------    -------------    ---------    ---------    -------------    ---------
Total segment
 margin                      $  21,008    $      42,485    $  63,493    $  31,446    $       2,066    $  33,512
                             =========    =============    =========    =========    =============    =========

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

    [C] Amounts presented in the Hiland Holdings GP, LP column include only the consolidated operations beginning on September 25, 2006. These amounts include the contribution of assets and member interest from Hiland Partners GP, LLC at the completion of our initial public offering.

    [D] Amounts presented in the Hiland Partners GP, LLC Predecessor columns include only the consolidated operations for the period beginning January 1, 2006 to September 25, 2006.

    [E] Total income and expense items included in our Consolidated Statements of Operations and our predecessor are included in the Form 10-K for the stated period.

    [F] Amounts presented in the Hiland Partners GP, LLC column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of Hiland Partners, LP's initial public offering.

    [G] Amounts presented in the Predecessor column include only the operations of Continental Gas, Inc. for the period prior to Hiland Partners, LP's initial public offering on February 15, 2005.

SOURCE  Hiland Partners, LP; Hiland Holdings GP, LP
    -0-                             02/20/2007
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/
    /Web site:  http://www.hilandpartners.com /
    (HLND HPGP)